[Execution Copy]









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                                   SWANK, INC.



                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


                            Dated as of May 24, 1996



                         ------------------------------


                            THE CHASE MANHATTAN BANK
                             (NATIONAL ASSOCIATION),
                                    as Agent





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









                                                        (ii)





                                                         (i)



                                TABLE OF CONTENTS


                  This  Table  of  Contents  is  inserted  for   convenience  of
reference only and shall not constitute a part of the Agreement to which it is attached.




Section 1.  Definitions and Accounting Matters............................  1

         1.01  Certain Defined Terms......................................  1
         1.02  Accounting Terms and Determinations........................  9

Section 2.  Loans......................................................... 10

         2.01  Loans...................................................... 10
         2.02  Facility Fees.............................................. 10
         2.03  Remedies Independent....................................... 10
         2.04  Notes...................................................... 10

Section 3.  Payments and Prepayments of Principal......................... 11

         3.01  Repayment of the Loans..................................... 11
         3.02  Mandatory Prepayments...................................... 11
         3.03  Optional Prepayments....................................... 12

Section 4.  Interest...................................................... 12

Section 5.  Payments; Pro Rata Treatment; Computations; Etc............... 13

         5.01  Payments................................................... 13
         5.02  Pro Rata Treatment......................................... 14
         5.03  Computations............................................... 14
         5.04  Minimum and Maximum Amounts................................ 14
         5.05  Certain Notices............................................ 14
         5.06  Non-Receipt of Funds by the Agent.......................... 14
         5.07  Sharing of Payments, Etc................................... 15

Section 6.  Yield Protection, Etc......................................... 16

Section 7.  Conditions Precedent.......................................... 17

Section 8.  Representations and Warranties................................ 22

         8.01  Corporate Existence........................................ 22
         8.02  Financial Condition........................................ 22
         8.03  No Breach.................................................. 23
         8.04  Corporate Action........................................... 23
         8.05  Approvals.................................................. 23
         8.06  IBJ Schroder Credit Agreement Representations.............. 24
         8.07  Delivery of IBJ Schroder Credit Documents.................. 24

Section 9.  Covenants..................................................... 24

         9.01  IBJ Schroder Credit Agreement Covenants.................... 25
         9.02  Modifications to IBJ Schroder Credit Documents............. 26
         9.03  Insurance.................................................. 26
         9.04  Environmental Reports...................................... 26
         9.05  Indebtedness............................................... 26
         9.06  Conduct of Business........................................ 27
         9.07  Financial Statements....................................... 27

Section 10.  Events of Default............................................ 27

Section 11.  The Agent.................................................... 30

         11.01  Appointment, Powers and Immunities........................ 30
         11.02  Reliance by Agent......................................... 32
         11.03  Defaults.................................................. 32
         11.04  Rights as a Bank.......................................... 32
         11.05  Indemnification........................................... 33
         11.06  Non-Reliance on Agent and other Banks..................... 33
         11.07  Failure to Act............................................ 34
         11.08  Resignation or Removal of Agent........................... 34
         11.09  Consents under Loan Documents............................. 35
         11.10  Agency Fee................................................ 35

Section 12.  Miscellaneous................................................ 35

         12.01  Waivers................................................... 35
         12.02  Notices................................................... 35
         12.03  Expenses, Etc............................................. 36
         12.04  Indemnification........................................... 36
         12.05  Amendments, Etc........................................... 37
         12.06  Successors and Assigns; Assignments and Participations.... 37
         12.07  Survival.................................................. 40
         12.08  Captions.................................................. 40
         12.09  Counterparts.............................................. 40
         12.10  Governing Law............................................. 40
         12.11  Waiver of Jury Trial...................................... 40
         12.12  Treatment of Certain Information; Confidentiality......... 40

                                                        (iii)

Schedule I    Other Indebtedness

Exhibit A     Form of Note
Exhibit B     Form of Security Agreement
Exhibit C     Form of FSC Security Agreement
Exhibit D             Form of Guarantee Agreement
Exhibit E-1   Copy of Mortgage (Connecticut)
Exhibit E-2   Copy of Modification and Confirmation
                            of Connecticut Mortgage (1995)
Exhibit E-3   Form of Modification and Confirmation
                            of Connecticut Mortgage
Exhibit F-1   Copy of Mortgage (Massachusetts)
Exhibit F-2   Copy of Modification and Confirmation
                           of Massachusetts Mortgage (1995)
Exhibit F-3   Form of Modification and Confirmation
                           of Massachusetts Mortgage
Exhibit G             Form of Intercreditor Agreement
Exhibit H     Form of Opinion of Counsel to Swank
Exhibit I     Form of Opinion of Special New York Counsel to
                            Chase
Exhibit J             Form of Assignment and Assumption
Exhibit K     Form of Confidentiality Agreement

                                                  Credit Agreement





                                                         (1)




                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 24, 1996 between: SWANK, INC., a corporation duly organized and validly existing under the laws of the State of Delaware ("Swank"); each of the lenders identified under the caption "BANKS" on the signature pages hereto and each lender that becomes a "Bank" after the date hereof pursuant to Section 12.06(c) hereof (individually, a "Bank" and, collectively, the "Banks"); and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as administrative agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").

                  Swank,  the Banks and the  Agent are party to an  Amended  and
Restated Credit Agreement dated as of July 20, 1995 (as modified and supplemented and in effect immediately prior to the Effective Date referred to below, the "1995 Credit Agreement"). The parties hereto now wish to provide for the payment of all loans outstanding under the 1995 Credit Agreement in excess of $4,000,000 and, after such payment, to amend and restate the 1995 Credit Agreement in its entirety, it being the intention of the parties hereto that the remaining loans outstanding under the 1995 Credit Agreement on the Effective Date (as hereinafter defined), after giving effect to such payment, shall continue and remain outstanding as "Loans" hereunder and not be repaid on the Effective Date.

                  Accordingly, the parties hereto hereby agree that, the 1995 Credit Agreement shall as of the Effective Date (but subject to the satisfaction of the conditions precedent set forth in Section 7 hereof), be amended and restated in its entirety, as follows:

                  Section 1. Definitions and Accounting MattersDefinitions and Accounting Matters.

                  1.01 Certain Defined TermsCertain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

                  "Applicable Margin" shall mean 2.50% per annum.

                  "Availability" shall mean, on any date, Undrawn Availability under and as defined in the IBJ Schroder Credit Agreement as in effect on the date hereof.

                  "Bankruptcy Code" shall mean the Federal Bankruptcy Code of 1978, as amended from time to time.

                  "Base Rate" shall mean for any day, a rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% or (b) the Prime Rate. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

                  "Basic Documents" shall mean this Agreement, the Notes, the other Loan Documents and the IBJ Schroder Credit Documents.

                  "Business Day" shall mean any day on which commercial banks are not authorized or required to close in New York City.

                  "Capital Expenditures" shall mean any expenditure by Swank or any of its Subsidiaries (whether paid in cash or accrued as a liability, by way of the acquisition of the securities of any Person, the incurrence of Capital Lease Obligations or otherwise, or any obligations to make any such expenditure) in respect of the purchase or other acquisition of fixed or capital assets, excluding (i) normal replacements and maintenance which are properly charged to current operations in accordance with generally accepted accounting principles and (ii) expenditures made for purposes of replacing items with respect to which Swank has received insurance proceeds, to the extent such expenditures do not exceed the aggregate amount of such proceeds.

                  "Capital Lease Obligations" shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are classified and accounted for as a capital lease on a balance sheet of such Person under generally accepted accounting principles (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles (including such Statement No. 13).

                  "Cash Flow" shall mean, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) net operating income (calculated before taxes, Interest Expense, extraordinary and unusual items and income or loss attributable to equity in affiliates) for such period plus (b) depreciation and amortization (to the extent deducted in determining net operating income) for such period.

                  "Casualty Event" shall mean any loss of or damage to, or any condemnation or other taking of, any of the Trust Estate under and as defined in either Mortgage for which Swank receives insurance proceeds or proceeds of a condemnation award or other compensation.

                "Chase" shall mean The Chase Manhattan Bank
(National Association).

                "Code" shall mean the Internal Revenue Code of 1986, as amended.

                "Collateral" shall mean, collectively, the collateral security under the Security Documents.

                "Debt Service" shall mean, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all regularly scheduled payments or prepayments of principal of Indebtedness (including, without limitation, the principal component of any payments in respect of Capital Lease Obligations but excluding payments and prepayments of the loans under the IBJ Schroder Credit Agreement) made during such period plus (b) all Interest Expense for such period.

                  "Default" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

                  "Dollars" and "$" shall mean lawful money of the United States of America.

                  "Effective Date" shall mean the date on which all of the conditions to effectiveness set forth in Section 7 hereof shall have been satisfied or waived by the Banks and the Agent.

                  "Environmental Laws" shall mean any and all applicable Federal, state and local laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

                  "Event of Default" shall have the meaning assigned to such term in Section 10 hereof.

                  "Excess Cash Flow" shall mean,  for any period,  the excess of
(a) Cash Flow for such period over (b) the sum of (i) Capital Expenditures made during such period (except for any such Capital Expenditures to the extent financed with the proceeds of Indebtedness, or Capital Lease Obligations, incurred during such period) plus (ii) the aggregate amount of Debt Service for such period plus (iii) the aggregate amount of taxes paid during such period.

                  "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Chase on such day on such transactions as determined by the Agent.

                  "FSC" shall mean Swank Sales International (V.I.), Inc., a Virgin Islands corporation.

                  "FSC Security Agreement" shall mean an Amended and Restated Security Agreement between the FSC and the Agent in substantially the form of Exhibit C hereto, as the same shall be modified and supplemented and in effect from time to time.

                  "GAAP" shall mean generally accepted accounting principles in the United Stated of America in effect from time to time.

                  "Guarantee Agreement" shall mean a Guarantee Agreement substantially in the form of Exhibit D hereto between Marshall Tulin, John Tulin and James Tulin, as Guarantors, and the Agent, as the same shall be modified and supplemented and in effect from time to time.

                  "Hazardous Material" shall mean, collectively, (a) any petroleum or petroleum products, flammable explosives, radioactive materials, friable asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls (PCB's), (b) any chemicals or other materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is prohibited, limited or regulated under any Environmental Law.

                  "IBJ Schroder" shall mean IBJ Schroder Bank & Trust Company, a New York banking corporation.

                  "IBJ Schroder Credit Agreement" shall mean the Revolving Credit and Security Agreement dated May 24, 1996 among Swank; the financial institutions party thereto; IBJ Schroder and General Electric Capital Corporation, as co-agents; and IBJ Schroder as administrative and collateral monitoring agent.

                  "IBJ Schroder Credit Documents" shall mean, collectively, the IBJ Schroder Credit Agreement and each Other Document (as defined in the IBJ Schroder Credit Agreement).

                  "Indebtedness" shall mean, as to any Person: (i) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase or acquisition price of Property or services, other than accounts payable (other than for borrowed money) incurred in the ordinary course of business; (ii) indebtedness secured by a Lien on the Property of such Person, whether or not the respective obligation so secured has been assumed by such Person; (iii) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (iv) Capital Lease Obligations of such Person; and (v) obligations of such Person in respect of any Interest Rate Protection Agreement.

                  "Intercreditor Agreement" shall mean an Intercreditor Agreement substantially in the form of Exhibit G hereto between the Agent and each of the Banks hereunder, and the "ACM Agent", the "Co-Agents" and each of the "Lenders" under the IBJ Schroder Credit Agreement, and acknowledged by the Borrower, as the same shall be modified and in effect from time to time.

                  "Interest Expense" shall mean, for any period, the sum of the following: (a) all interest in respect of Indebtedness accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amounts payable (or minus the net amounts receivable) under Interest Rate Protection Agreements accrued during such period (whether or not actually paid or received during such period), provided that in determining Interest Expense for any period, there shall be excluded the aggregate amount of interest on premiums borrowed by Swank to pay for life insurance policies owned by Swank.

                  "Interest Rate Protection Agreement" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

                  "Lien" shall mean, with respect to any asset or revenue, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset or revenue. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "Loan Documents" shall mean this Agreement, the Notes, the Security Agreement, the FSC Security Agreement, the Guarantee Agreement, the Mortgages and the Intercreditor Agreement.

                  "Loans" shall mean loans provided for by Section 2.01 hereof.

                  "Majority Banks" shall mean Banks holding at least 63-1/3% of the outstanding aggregate principal amount of the Loans.

                  "Material Adverse Effect" shall mean a material adverse effect on (a) the Property, business (including its prospects), operations, financial condition, liabilities or capitalization of Swank and its Subsidiaries taken as a whole, (b) the validity or enforceability of any of the Basic Documents, (c) the rights and remedies of the Banks and the Agent under any of the Loan Documents, (d) the ability of Swank to make timely payment of the scheduled payments of principal of or interest on the Loans or other amounts payable in connection therewith or (e) the ability of Swank to perform any of its material obligations under any of the Basic Documents.

                  "Mortgages" shall mean, collectively, each of the following instruments:

                  (i) an Open-End Indenture of Mortgage, Assignment of Rents, Security Agreement and Fixture Filing made as of December 22, 1992 by Swank in favor of the Agent and covering property of Swank in Norwalk, Connecticut, and recorded on December 23, 1992 at Volume 2738 Page 3, in the office of Norwalk Land Records, Norwalk, Connecticut, a copy of which is attached as Exhibit E-1 hereto, as modified and supplemented by a Modification and Confirmation of Open-End Indenture of Mortgage, Assignment of Rents, Security Agreement and Fixture Filing made as of July 20, 1995 by Swank in favor of the Agent, a copy of which is attached as Exhibit E-2 hereto, as the same shall be further modified and supplemented by a Second Modification and Confirmation of Connecticut Mortgage in substantially the form of Exhibit E-3 hereto and

                  (ii) an Indenture of Mortgage,  Assignment of Rents,  Security
         Agreement and Fixture Filing made as of December 22, 1992 by Swank in favor of the Agent and covering property of Swank in Attleboro, Massachusetts, and recorded on December 23, 1992 at Book 5341 Page 60, in Bristol County, a copy of which is attached as Exhibit F-1 hereto, as modified and supplemented by a Modification and Confirmation of Indenture of Mortgage, Assignment of Rents, Security Agreement and Fixture Filing made as of July 20, 1995 by Swank in favor of the Agent, a copy of which is attached as Exhibit F-2 hereto, as the same shall be further modified and supplemented by a Second Modification and Confirmation of Massachusetts Mortgage in substantially the form of Exhibit F-3 hereto, and in each case as the same shall be further modified and supplemented and in effect from time to time.

                  "Notes"  shall mean,  the  promissory  notes  provided  for by
Section 2.04 hereof, and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

                  "Permitted Investments" of any Person shall mean: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America or any agency thereof, maturing not more than 365 days from the date of acquisition thereof by such Person; (b) certificates of deposit issued by any Bank or any other bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000; (c) commercial paper rated A-1 or P-2 or better by Standard & Poor's Ratings Group, a Division of McGraw Hill, Inc. or Moody's Investors Services, Inc., respectively, maturing not more than 90 days from the date of acquisition thereof by such Person; and (d) securities issued by any registered open-end mutual fund that has total assets of not less than $1,000,000,000 and whose portfolios substantially consist of one or more of the investments referred to in the foregoing clauses (a) through (c).

                  "Person"  shall  mean any  individual,  corporation,  company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

                  "Post-Default Rate" shall mean, in respect of any principal of any Loan or any other amount payable by Swank under this Agreement or any Security Document which is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum equal to 2 1/2% plus the Base Rate as in effect from time to time plus the Applicable Margin.

                  "Prime Rate" shall mean the rate of interest from time to time announced by Chase at its principal office as its prime commercial lending rate. Each change in any interest rate provided for herein based upon the Prime Rate resulting from a change in the Prime Rate shall take effect at the time of such change in the Prime Rate.

                  "Principal Payment Dates" shall mean (a) the Quarterly Dates falling on or nearest to March 31, June 30, September 30 and December 31 of each year, commencing on June 30, 1997 through and including March 31, 1999 and (b) May 3, 1999.

                  "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                  "Quarterly Dates" shall mean the last Business Day of each March, June, September and December, the first of which shall be the first such day after the date of this Agreement.

                  "Regulations A, G, T, U and X" shall mean Regulations A, G, T, U and X of the Board of Governors of the Federal Reserve System (or any successor) as the same may be modified respectively and supplemented and in effect from time to time.

                  "Regulatory Change" shall mean, with respect to any Bank, any change on or after the date of this Agreement in United States federal, state or foreign laws or regulations or the adoption or making on or after such date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                  "Security Agreement" shall mean an Amended and Restated Security Agreement between Swank and the Agent in substantially the form of Exhibit B hereto, as the same shall be modified and supplemented and in effect from time to time.

                  "Security  Documents" shall mean,  collectively,  the Security
Agreement,   the  FSC  Security  Agreement,  the  Guarantee  Agreement  and  the
Mortgages.

                  "Subsidiary" shall mean, with respect to any Person (the "parent"), any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the parent or one or more of the Subsidiaries of the parent or by the parent and one or more of the Subsidiaries of the parent.

                  1.02 Accounting Terms and DeterminationsAccounting Terms and Determinations. All accounting terms used herein shall (except as otherwise expressly provided herein) be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Banks hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time.

                  Section 2.  LoansLoans.

                  2.01 LoansLoans. On the Effective Date, the principal of the "Loans" outstanding under the 1995 Credit Agreement in excess of $4,000,000 shall be repaid and thereafter, the remaining principal amount of such "Loans" shall automatically, and without any action on the part of any Person, become Loans of the Banks hereunder. On the Effective Date, all "Interest Periods" in respect of "Eurodollar Loans" that are designated as Loans hereunder shall automatically be terminated and any amount payable under Section 6.05 of the 1995 Credit Agreement as a result thereof (as if such "Eurodollar Loans" were being paid in full on such date) shall be paid in full.

                  2.02 Facility FeesFacility Fees. On the Effective Date, and on each anniversary thereof, Swank shall pay to the Agent for the account of each Bank a facility fee in an amount equal to 2.00% of the principal amount of such Bank's Loans outstanding on the Effective Date (after giving effect to payment contemplated to occur hereunder on the Effective Date) or on such anniversary date, as the case may be.

                  2.03 Remedies IndependentRemedies Independent. The amounts payable by Swank at any time hereunder and under the Notes to each Bank shall be separate and independent debts and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Bank or the Agent to consent to, or be joined as an additional party in, any proceedings for such purposes, provided that nothing herein shall permit any individual Bank to exercise any of the rights or remedies set forth in Section 10 hereof to the extent that said Section provides that such rights or remedies shall be exercised by the Agent or the Majority Banks.

                  2.04  NotesNotes.

                  (a) The Loans held by each Bank shall be evidenced by a single promissory note of Swank in substantially the form of Exhibit A hereto, dated the Effective Date, payable to the order of such Bank in an aggregate principal amount equal to the principal amount of the Loans held by such Bank hereunder on the Effective Date (after giving effect to payment contemplated to occur hereunder on the Effective Date).

                  (b) The date and amount of each Loan of each Bank, and each payment made on account of the principal thereof, shall be recorded by such Bank on its books and, prior to any transfer of the Note held by it, endorsed by such Bank on the schedule attached to such Note or any continuation thereof; provided that the failure of such Bank to make any such recordation or endorsement shall not affect the obligations of Swank to make a payment when due of any amount owing hereunder or under such Note in respect of the Loans.

                  (c) No Bank shall be entitled to have its Notes subdivided, by exchange for promissory note of lesser denominations or otherwise, except in connection with a permitted assignment of all or any portion of such Bank's relevant Loans and Notes pursuant to Section 12.06(c) hereof.


                  Section 3. Payments and Prepayments of PrincipalPayments and Prepayments of Principal.

                  3.01 Repayment of the LoansRepayment of the Loans. Subject to the prepayments of principal of Loans required pursuant to Section 3.02 hereof, Swank will pay to the Agent for the account of the Banks the principal of the Loans in quarterly installments on the Principal Payment Dates falling on or nearest to the dates indicated below, as follows:

         Principal Payment Date             Amount of Installment ($)
         ----------------------             -------------------------

           June 30, 1997                             $  200,000
           September 30, 1997                        $  200,000
           December 31, 1997                         $  200,000
           March 31, 1998                            $  200,000
           June 30, 1998                             $  200,000
           September 30, 1998                        $  200,000
           December 31, 1998                         $  200,000
           March 31, 1999                            $  200,000
           May 3, 1999                               $2,400,000

                  3.02  Mandatory PrepaymentsMandatory Prepayments.

                  (a) Excess  Cash  Flow.  Not later than the date 90 days after the end of each fiscal year of the Company ending after the date hereof, the Company shall prepay the Loans in an aggregate amount equal to the excess of (A) 25% of Excess Cash Flow for such fiscal year over (B) the aggregate amount of prepayments of Loans made during such fiscal year pursuant to Section 3.03 hereof, such prepayment to be applied to the installments of the Loans in the inverse order of maturity, provided that if on the date such prepayment shall be required to be made (and after giving effect thereto), the aggregate
Availability under the IBJ Schroder Credit Agreement would be less than $3,000,000 or any "Event of Default" shall have occurred and be continuing under the IBJ Schroder Credit Agreement, then Swank shall not be required to make such prepayment on such date, but shall instead make such prepayment on the first day thereafter as such Availability shall be at least equal to such amount and no such "Event of Default" shall exist.

                  (b) Casualty Events. If within 90 days of the occurrence of any Casualty Event giving rise to the receipt by Swank of any proceeds of insurance, compensation, awards, damages and other payments or relief Swank has not applied such proceeds to the repair or replacement of the respective Property damage which gives rise to such proceeds (or committed to apply such proceeds to such repair or replacement pursuant to executed construction contracts or equipment orders), Swank shall forthwith prepay the Loans, in an aggregate amount equal to 100% of the amount of such proceeds not so applied (or committed to be so applied), such prepayment to be applied to the installments of the Loans in the inverse order of maturity.

                  3.03  Optional  PrepaymentsOptional  Prepayments.  Subject  to
Section 5.04 hereof, Swank shall have the right to prepay Loans without penalty (but only with the consent of both Co-Agents under and as defined in the IBJ Schroder Credit Agreement), at any time or from time to time, provided that: (a) Swank shall give the Agent notice of each such prepayment as provided in Section
5.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder); and (b) such prepayments to be applied to the installments of the Loans in the inverse order of maturity.

                  Section 4. InterestInterest. Swank will pay to the Agent for account of each Bank interest on the unpaid principal amount of each Loan held by such Bank for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at a rate per annum equal to the Base Rate (as in effect from time to time) plus the Applicable Margin. Notwithstanding the foregoing, Swank will pay to the Agent for account of each Bank interest at the applicable Post-Default Rate on any principal of any Loan held by such Bank and (to the fullest extent permitted by law) on any other amount payable by Swank under this Agreement or the Notes to or for the account of such Bank, that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period commencing on the due date thereof until the same is paid in full. Accrued interest on each Loan shall be payable (i) monthly on the last Business Day of each month and (ii) upon the payment or prepayment thereof (but only on the principal amount so paid or prepaid), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall notify the Banks and Swank thereof.


                  Section 5. Payments; Pro Rata Treatment; Computations; Etc Payments; Pro Rata Treatment;Computations; Etc.

                  5.01 PaymentsPayments. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by Swank hereunder and under the Notes shall be made in Dollars, in immediately available funds, to the Agent at its principal office, not later than 11:00 a.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Agent, or any Bank for whose account any such payment is made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of Swank with the Agent or such Bank, as the case may be. Swank shall, at the time of making each payment hereunder or under any Note, specify to the Agent the Loans or other amounts payable by Swank hereunder to which such payment is to be applied (and, in the event that it fails to so specify or if an Event of Default has occurred and is continuing, the Agent may apply such payment as it may elect in its sole discretion, but subject to Section 5.02 hereof). Each payment received by the Agent hereunder or under any Note for the account of a Bank shall be paid promptly to such Bank, in immediately available funds. If the due date of any payment hereunder or under any Note would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

                  5.02 Pro Rata TreatmentPro Rata Treatment. Except to the extent otherwise provided herein: (a) each payment by Swank of interest on Loans shall be made to the Agent for the account of the Banks pro rata in accordance with the respective unpaid principal amounts of the Loans held by the Banks; and
(b) each payment by Swank of principal of the Loans shall be made to the Agent for the account of the Banks pro rata in accordance with the respective unpaid principal amounts of such Loans held by the Banks.

                  5.03 ComputationsComputations. Facility fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable, and interest on Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

                  5.04 Minimum and Maximum AmountsMinimum and Maximum Amounts. Except for mandatory prepayments made pursuant to Section 3.02 hereof, each partial prepayment of principal of Loans shall be in an aggregate amount at least equal to $100,000.

                  5.05 Certain NoticesCertain Notices. Notices by Swank to the Agent of optional prepayments of Loans shall be irrevocable and shall be effective only if received by the Agent not later than 11:00 a.m. New York time on the date of the relevant prepayment. Each such notice of optional prepayment shall specify the amount (subject to Section 5.04 hereof) to be prepaid and the date of optional prepayment (which shall be a Business Day). The Agent shall promptly notify the Banks of the contents of each such notice.

                  5.06 Non-Receipt of Funds by the AgentNon-Receipt of Funds by the Agent. Unless the Agent shall have been notified by Swank prior to the date on which Swank is to make payment to the Agent for account of one or more of the Banks hereunder (any such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that Swank does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if Swank has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Agent shall be entitled to recover such amount, on demand, from Swank, together with interest as aforesaid, provided that if neither the recipient(s) nor Swank shall return the Required Payment to the Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, Swank and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (without duplication of the obligation of Swank under Section 4 hereof to pay interest on the Required Payment at the Post-Default Rate), it being understood that the return by the recipient(s) of the Required Payment to the Agent shall not limit such obligation of Swank under said Section 4 to pay interest at the Post-Default Rate in respect of the Required Payment.

                  5.07  Sharing of Payments, Etc.Sharing of Payments, Etc.

                  (a) Swank agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances held by it for the account of Swank at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Bank's Loans hereunder or other obligation of Swank hereunder held by such Bank which is not paid when due (regardless of whether such balances are then due to Swank), in which case it shall promptly notify Swank and the Agent thereof, provided that such Bank's failure to give such notice shall not affect the validity thereof.

                  (b) If a Bank shall obtain payment of any principal of or interest on any Loan held by it to Swank under this Agreement or other obligation of Swank held by such Bank hereunder, through the exercise of any right of set-off, banker's lien, counterclaim or similar right or otherwise, and, as a result of such payment, such Bank shall have received a greater percentage of the amounts then due hereunder by Swank to such Bank than the percentage received by any other Bank, it shall promptly purchase from such other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loans or other obligations of Swank held, by such other Banks in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and interest on the Loans or other obligations of Swank held by each of the Banks. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

                  (c) Swank agrees that any Bank so purchasing a participation (or direct interest) in the Loans or other obligations of Swank held, by other Banks may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans or other obligations of Swank in the amount of such participation.

                  (d) Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Swank. If under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section 5.07 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 5.07 to share in the benefits of any recovery on such secured claim.


                  Section 6.  Yield Protection, EtcYield Protection, Etc.

                  (a) Swank shall pay directly to each Bank from time to time on request such amounts as such Bank may determine to be necessary to compensate such Bank (or, without duplication, the bank holding company of which such Bank is a subsidiary) for any costs that it determines are attributable to the maintenance by such Bank, pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord, of capital in respect of its Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Bank (or such bank holding company) to a level below that which such Bank (or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request).

                  (b) Each Bank shall notify Swank of any event occurring after the date hereof entitling such Bank to compensation under paragraph (a) of this
Section 6 as promptly as practicable, but in any event within 45 days, after such Bank obtains actual knowledge thereof; provided that if any Bank fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Bank shall, with respect to compensation payable pursuant to this
Section 6 in respect of any costs resulting from such event, only be entitled to payment under this Section 6 for costs incurred from and after the date 45 days prior to the date that such Bank does give such notice. Each Bank will furnish to Swank a certificate setting forth the basis and amount of each request by such Bank for compensation under paragraph (a) of this Section 6. Determinations and allocations by any Bank for purposes of this Section 6 of the effect of capital maintained pursuant to paragraph (a) of this Section 6, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Bank under this Section 6, shall be presumptively correct, provided that such determinations and allocations are made on a reasonable basis.


                  Section 7. Conditions PrecedentConditions Precedent. The effectiveness of this Agreement (and the amendment and restatement of the 1995 Credit Agreement provided for hereby), is subject to (i) the condition precedent that such effectiveness shall occur on or before May 31, 1996 and (ii) the following additional conditions precedent, each of which shall have been fulfilled to the satisfaction of each Bank:

                  (a) Corporate Documents. The Agent shall have received certified copies of the charter and by-laws of Swank and the FSC (or a certification to the effect that none of such instruments has been modified since the Amendment Effective Date under and as defined in the 1995 Credit Agreement), and of all corporate authority for Swank and the FSC (including, without limitation, board of director resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery and performance of such of the Basic Documents to which they are intended to be a party and each other document to be delivered by Swank and the FSC from time to time hereunder (and the Agent and each Bank may conclusively rely on such certificate until it receives notice in writing to the contrary).

                  (b) Financial Officer Certificates. The Agent shall have received a certificate of a senior financial officer of Swank to the effect set forth in clauses (a) and (b) of the last paragraph of this
         Section 7.

                  (c) Notes. The Agent shall have received the Note for each Bank, in exchange for the Notes delivered pursuant to the 1995 Credit Agreement, in each case duly completed and executed.

                  (d)   Security   Agreement.   The   Security   Agreement,   in
         substantially the form of Exhibit B hereto, shall have been duly executed and delivered by Swank and the Agent (and, in that connection, each Bank hereby authorizes and instructs the Agent to execute and deliver the Security Agreement), and Swank shall have taken such other action (including, without limitation, delivering to the Agent for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Agent shall have requested in order to perfect the security interests created pursuant to the Security Agreement.

                  (e) FSC Security Agreement. The FSC Security Agreement, in substantially the form of Exhibit C hereto, shall have been duly executed and delivered by the FSC and the Agent (and, in that connection, each Bank hereby authorizes and instructs the Agent to execute and deliver the FSC Security Agreement), and Swank and the FSC each shall have taken such other action (including, without limitation, delivering to the Agent for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Agent shall have requested in order to perfect the security interests created pursuant to the FSC Security Agreement.

                  (f) Guarantee Agreement. The Guarantee Agreement shall have been duly executed and delivered by Marshall Tulin, John Tulin, James Tulin and the Agent (and, in that connection, each Bank hereby authorizes and instructs the Agent to execute and deliver such Guarantee Agreement).

                  (g) Mortgages and Title Insurance. The Agent shall have received the following documents, each duly executed (and, where appropriate, acknowledged) by Persons satisfactory to the Agent:

                           (i) a Second  Modification and Confirmation  amending
                  each Mortgage, in substantially the form of Exhibits E-3 and F-3 hereto, as applicable, duly executed and delivered by Swank in recordable form (in such number of copies as the Agent shall have requested) and, in that connection, each Bank hereby authorizes and instructs the Agent to execute and deliver each such Second Modification and Confirmation; and

                           (ii) a so-called "date-down" endorsement of the existing title policies issued pursuant to the 1995 Credit Agreement on forms of and issued by one or more Title Companies, insuring the validity and priority of the Liens created under such Mortgages (as each Mortgage is supplemented by such Second Modification and Confirmation referred to in clause (i) above), for amounts satisfactory to the Majority Banks, subject only to such exceptions as are satisfactory to the Majority Banks and, to the extent necessary under applicable law, for filing in the appropriate county land offices, Uniform Commercial Code financing statements covering fixtures, in each case appropriately completed and duly executed.

         In addition, Swank shall have paid to the Title Companies all expenses and premiums of the Title Companies in connection with the issuance of such policies and in addition shall have paid to the Title Companies an amount equal to the recording and stamp taxes payable in connection with recording the Mortgages in the appropriate county land office.

                  (h) Intercreditor Agreement. The Intercreditor Agreement shall have been duly executed and delivered by each of the parties thereto.

                  (i) 1995 Credit Agreement. Swank shall have (i) paid all amounts owing under the 1995 Credit Agreement (other than principal of the "Loans" thereunder designated as Loans hereunder as provided in
         Section 2.01 hereof), including all accrued and unpaid interest and all amounts payable under Section 6.05 of the 1995 Credit Agreement as provided in the last sentence of Section 2.01 hereof and (ii) terminated any outstanding "Letters of Credit" under the 1995 Credit Agreement.

                  (j) IBJ Schroder Credit Documents. The IBJ Schroder Credit Documents shall have been executed and delivered and shall be in full force and effect and the Agent shall have received copies thereof (including, without limitation, any exhibits and schedules thereto), as in effect on the Effective Date, and each of such instruments shall be in form and substance satisfactory to each Bank, and the Agent shall have received a copy of the opinion delivered by Parker Chapin Flattau & Klimpl, LLP, special New York counsel to Swank, in connection with the IBJ Schroder Credit Agreement, together with a letter authorizing reliance thereon by the Agent and the Banks.

                  (k) Insurance. Swank shall have delivered to the Agent certificates of insurance satisfactory to the Agent evidencing the existence of all insurance required to be maintained by Swank pursuant to Section 4.11 of the IBJ Schroder Credit Agreement as incorporated herein pursuant to Section 9.03 hereof, shall have named the Agent as loss payee thereunder in respect of any insurance covering Trust Estate under and as defined in the Mortgages and shall have named the Agent as an additional insured on all policies covering any other Collateral.

                  (l) Opinion of Counsel to Swank. The Agent shall have received an opinion dated the Effective Date and addressed to the Agent and the Banks, of Parker Chapin Flattau & Klimpl, LLP, special New York counsel to Swank, in substantially the form of Exhibit H hereto (and in that connection Swank hereby authorizes and directs such counsel to deliver its opinion to the Banks and the Agent and agrees that the Banks and the Agent are entitled to rely thereon).

                  (m) Opinion of Special New York Counsel to Chase. The Agent shall have received an opinion of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, dated the Effective Date and addressed to the Agent and the Banks substantially in the form of
         Exhibit I hereto (and in that connection Chase hereby authorizes and directs such counsel to deliver its opinion to the Banks and the Agent and agrees that the Banks and the Agent are entitled to rely thereon).

                  (n) Opinions of Local Counsel. The Agent shall have received opinions dated the Effective Date and addressed to the Agent and the Banks, of Day, Berry & Howard, special Connecticut counsel to Chase and of Hill & Barlow, special Massachusetts counsel to Swank, in each case addressing such matters with respect to the Mortgages as any Bank or the Agent shall reasonably request (and in that connection Swank hereby authorizes and directs such counsel to deliver its opinion to the Banks and the Agent and agrees that the Bank and the Agent are entitled to rely thereon).

                  (o) Other Documents. The Agent shall have received such other documents as any Bank or special New York counsel to Chase may reasonably request.

The effectiveness of this Agreement (and the amendment and restatement of the 1995 Credit Agreement provided for hereby), is also subject to (i) the payment by Swank of such fees as Swank shall have agreed to pay or deliver to any Bank or the Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase in connection with the negotiation, preparation, execution and delivery of this Agreement and the Notes and the other Loan Documents (to the extent that statements for such fees and expenses have been delivered to Swank) and (ii) the conditions that, after giving effect to the transactions contemplated to occur on the Effective Date: (a) no Default shall have occurred and be continuing; and (b) the representations and warranties made by Swank in each of the Loan Documents shall be true on and as of the Effective Date with the same force and effect as if made on and as of the Effective Date (except to the extent such representations and warranties expressly relate to an earlier date).


                  Section 8. Representations and WarrantiesRepresentations and Warranties. Swank represents and warrants to the Banks and the Agent that:

                  8.01 Corporate ExistenceCorporate Existence. Each of Swank and its Subsidiaries: (a) is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a material adverse effect on its financial condition, operations, prospects or business.

                  8.02 Financial ConditionFinancial Condition. Swank has heretofore delivered to each of the Banks the unaudited consolidated balance sheet of Swank and its Subsidiaries as of December 31, 1995 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the fiscal year ended December 31, 1995 of Swank and its Subsidiaries as at said date and for the fiscal year covered thereby, all in accordance with generally accepted accounting principles and practices applied on a consistent basis. Neither Swank nor any of its Subsidiaries had on any of said dates any material contingent liabilities, material liabilities for taxes, unusual and material forward or long-term commitments or material unrealized and anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheets or the footnotes thereto as at said date. Since December 31, 1995, there has been no material adverse change in the consolidated financial condition, operations, or business (including the prospects) of Swank and its Subsidiaries taken as a whole from that set forth in said financial statements as at said date.

                  8.03 No BreachNo Breach. None of the execution and delivery of the Basic Documents, the consummation of the transactions therein contemplated or compliance with the terms and provisions thereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of Swank or any of its Subsidiaries, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which Swank or any of its Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for the Liens created pursuant to the Security Documents and the IBJ Schroder Credit Documents) result in the creation or imposition of any Lien upon any of the revenues or assets of Swank or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

                  8.04 Corporate ActionCorporate Action. Swank has all necessary corporate power and authority to execute, deliver and perform its obligations under each of the Basic Documents to which it is a party; and the execution, delivery and performance by Swank of each of the Basic Documents to which it is a party have been duly authorized by all necessary corporate action on its part; and this Agreement has been duly and validly executed and delivered by Swank and constitutes, and on the Effective Date each of the other Basic Documents (in the case of the Notes, for value) will constitute, the legal, valid and binding obligation of Swank, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by (a) bankruptcy, insolvency, reorganization or moratorium or similar laws of general applicability effecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  8.05  ApprovalsApprovals.   No  authorizations,  approvals  or
consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by Swank of each of the Basic Documents to which it is a party or for the validity or enforceability thereof, except for the filings and recordings of the Liens to be created pursuant thereto.

                  8.06 IBJ Schroder Credit Agreement RepresentationsIBJ Schroder Credit Agreement Representations. Each of the representations and warranties in
Section 5 (other than Section 5.18) of the IBJ Schroder Credit Agreement, as in effect on the date hereof are true and correct. Without limiting the generality of the foregoing, the above-mentioned provisions of the IBJ Schroder Credit Agreement, together with related definitions and ancillary provisions and schedules and exhibits, are hereby incorporated herein by reference, as if set forth herein in full, mutatis mutandis; provided that, as incorporated herein,
(i) each reference therein to "this Agreement" or "Other Documents" shall be deemed to be a reference to this Agreement and the Loan Documents, respectively,
(ii) each reference therein to "Borrower" shall be deemed to be a reference to Swank, (iii) each reference therein to "ACM Agent" or "Co-Agents" or the like (except for any reference to "ACM Agent" or Co-Agents" in clause (a) of the definition of "Permitted Encumbrances" in Section 1.2 of the IBJ Schroder Credit Agreement) shall be deemed to be a reference to the Agent, (iv) each reference therein to "Lenders" or the like (except for any reference to "Lenders" in clause (a) of the definition of "Permitted Encumbrances" in Section 1.2 of the IBJ Schroder Credit Agreement) shall be deemed to be a reference to the Banks and (v) each reference therein to "Collateral" shall be deemed to be a reference to Collateral.

                  8.07 Delivery of IBJ Schroder Credit DocumentsDelivery of IBJ Schroder Credit Documents. Swank has heretofore (or on the Effective Date will have) delivered to the Agent and each Bank complete copies of each of the IBJ Schroder Credit Documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents or agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore (or on the Effective Date will have) been delivered to the Agent and each Bank.


                  Section 9. CovenantsCovenants. Swank agrees that, so long as any Loan is outstanding and until payment in full of all amounts payable by Swank hereunder, unless the Majority Banks shall otherwise agree as contemplated by Section 12.05 hereof:

                  9.01 IBJ Schroder Credit Agreement CovenantsIBJ Schroder Credit Agreement Covenants.

                  (a) The Company agrees, for the benefit of the Banks and the Agent hereunder, to perform, comply with and be bound by each of its covenants, agreements and obligations contained in Sections 4.7 through 4.14 (inclusive),
Section 4.19, Sections 6.2 through 6.7 (inclusive), Sections 7.1 through 7.17 (inclusive), and Section 9 of the IBJ Schroder Credit Agreement, as in effect on the date hereof and without giving effect to any modifications or supplements thereto, or termination thereof, after the date hereof.

                  (b) The Company agrees, for the benefit of the Banks and the Agent hereunder, to perform, comply with and be bound by each of its covenants, agreements and obligations contained in Section 6.8 of the IBJ Schroder Credit Agreement, as modified and supplemented and in effect from time to time, or as last in effect in the event the IBJ Schroder Credit Agreement shall be terminated.

                  (c) Without limiting the generality of the foregoing, the provisions of the IBJ Schroder Credit Agreement referred to in paragraphs (a) and (b) above, together with related definitions and ancillary provisions and schedules and exhibits, are hereby incorporated herein by reference, as if set forth herein in full, mutatis mutandis; provided that, as incorporated herein,
(i) each reference therein to "this Agreement" or "Other Documents" shall be deemed to be a reference to this Agreement and the Loan Documents, respectively,
(ii) each reference therein to "Borrower" shall be deemed to be a reference to Swank, (iii) each reference therein to "ACM Agent" or "Co-Agents" or the like shall be deemed to be a reference to the Agent, (except for any reference to "ACM Agent" or "Co-Agents" in clause (a) of the definition of "Permitted Encumbrances" in Section 1.2 of the IBJ Schroder Credit Agreement), (iv) each reference therein to "Lenders" or the like (except for any reference to "Lenders" in clause (a) of the definition of "Permitted Encumbrances" in Section
1.2 or in Sections 7.8 or 7.17 of the IBJ Schroder Credit Agreement) shall be deemed to be a reference to the Banks, (v) each reference therein to "Collateral" shall be deemed to be a reference to Collateral and (vi) each reference therein to "Term" shall be deemed to be a reference to the period from and including the date hereof to and including the date upon which the principal of, and interest on, the Loans and all other amounts payable hereunder shall have been paid in full.

                  9.02 Modifications to IBJ Schroder Credit DocumentsModifications to IBJ Schroder Credit Documents. Swank will not modify or supplement the IBJ Schroder Credit Agreement in any respect if the effect thereof would be either (x) to increase the effective rate of interest, letter of credit fees or other amounts payable with respect to extensions of credit thereunder (whether loans or letters of credit) or (y) to reduce the stated amount of the "Commitments" thereunder without the prior written consent of each of the Banks. In addition, Swank shall deliver to each of the Banks, as soon as possible and in any event not later than the close of business of the effective date of any modification, supplement or waiver of any provision of the IBJ Schroder Credit Agreement, and of any side letters or agreements affecting the terms thereof.

                  9.03 InsuranceInsurance. Swank will cause the Agent at all times to be named as the loss payee under each policy of insurance maintained pursuant to Section 4.11 of the IBJ Schroder Credit Agreement (as incorporated by reference herein pursuant to Section 9.01 hereof) to the extent such insurance covers any of the Trust Estate under and as defined in the Mortgages.

                  9.04 Environmental ReportsEnvironmental Reports. Swank will deliver to each of the Banks on June 30 in each year, a report of a licensed engineer (familiar with the identification of toxic and hazardous substances) that, based upon a physical on-site inspection within the preceding 45 days of the properties and facilities of Swank located in Norwalk, Connecticut and Attleboro, Massachusetts covered by the Mortgages, Swank is in compliance (except as otherwise noted therein) with applicable environmental regulations with respect to its manufacturing operations at such facilities.

                  9.05 IndebtednessIndebtedness. Swank will not, and will not permit any of its Subsidiaries to, create, incur or suffer to exist, any Indebtedness, other than Indebtedness hereunder, Indebtedness outstanding on the date hereof and listed in Schedule I hereto and Indebtedness under the IBJ Schroder Credit Agreement (such Indebtedness under the IBJ Schroder Credit Agreement not to exceed $27,500,000 at any one time outstanding).

                  9.06 Conduct of BusinessConduct of Business. Swank will not, and will not permit any of it Subsidiaries to, engage to any substantial extent in any new line or lines of business activity, and will continue to operate its business substantially as presently conducted on the date hereof. Without limiting the generality of the foregoing, Swank will not permit the amounts and types of executive compensation to increase in any material respect above the average levels of such compensation in effect during the fiscal years ended on December 31, 1993, 1994 and 1995.

                  9.07 Financial StatementsFinancial Statements. Swank will deliver to each of the Banks within 30 days after the Effective Date consolidated statements of operations, changes in stockholders' equity and cash flows of Swank and its Subsidiaries for the fiscal year ending on December 31, 1995 and the related consolidated balance sheet as at the end of such fiscal year, setting forth in comparative form the corresponding figures for the preceding fiscal year, and accompanied by an opinion thereon of Coopers & Lybrand or other independent certified public accountants of recognized national standing selected by Swank and reasonably satisfactory to the Majority Banks, which opinion shall state that said consolidated financial statements fairly present the consolidated financial position and results of operations of Swank and its Subsidiaries as at the end of, and for, such fiscal year.


                  Section 10. Events of DefaultEvents of Default. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

                  (a) Swank shall default in the payment or prepayment of any principal of or interest on any Loan or any other amount payable by it hereunder when due; or

                  (b) Any representation or warranty made or deemed made in any Loan Document, or in any certificate furnished to any Bank or the Agent pursuant to the provisions of any Loan Document, shall prove to have been false or misleading in any material respect as of the time made or furnished; or

                  (c) Swank shall default in the performance of any of its obligations under Section 6.8 of the IBJ Schroder Credit Agreement (as incorporated by reference herein pursuant to Section 9.01 hereof) and the same shall continue unremedied for a period of 30 or more days; or

                  (d) Swank shall default in the performance of any of its obligations under Sections 7.1 through 7.8 (inclusive), Section 7.11 or
         Section 7.12 of the IBJ Schroder Credit Agreement (as each of such Sections is incorporated by reference herein pursuant to Section 9.01 hereof) or Sections 9.05 or 9.06 hereof; or Swank or the FSC shall default in the performance of any of its other obligations under this Agreement or any other Loan Document and such default shall continue unremedied for a period of 30 days after notice thereof to Swank by the Agent or any Bank (through the Agent); or

                  (e) Swank or any of its Subsidiaries (Swank and its Subsidiaries being referred to in this Section 10 collectively as the "Corporations") shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

                  (f) Any Corporation shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts,
         (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

                  (g) A proceeding or case shall be commenced, without the application or consent of a Corporation in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for such Corporation or of all or any substantial part of its assets, or (iii) similar relief in respect of such Corporation under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or an order for relief against such Corporation shall be entered in an involuntary case under the Bankruptcy Code; or

                  (h) A reasonable basis shall exist for the assertion against Swank or any of its Subsidiaries of (or there shall have been asserted against Swank or any of its Subsidiaries) claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials by Swank or any of its Subsidiaries or affiliates, or any predecessor in interest of Swank or any of its Subsidiaries or affiliates, or relating to any site or facility owned, operated or leased by Swank or any of its Subsidiaries or affiliates, or any such predecessor, which claims or liabilities (insofar as they are payable by Swank or any of its Subsidiaries but after deducting any portion thereof which is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor), in the judgment of the Majority Banks are reasonably likely to be determined adversely to Swank or any of its Subsidiaries, and the amount thereof is, singly or in the aggregate, reasonably likely to have a Material Adverse Effect; or

                  (i) Except for any expiration or termination in accordance with its terms or with the consent of the parties thereto, any of the Security Documents shall be terminated, or shall cease to be in full force and effect, for whatever reason; or

                  (j) Marshall Tulin, John Tulin and James Tulin (or their respective estates and legatees), or trusts for the benefit of any of their immediate family or descendants (which trusts are under the control of Marshall, John or James Tulin), shall cease to own, on a fully diluted basis, at least 1% of the issued and outstanding shares of capital stock of Swank; or John Tulin shall cease to be actively involved in the management of Swank and not replaced with a Person of equivalent knowledge and experience satisfactory to the Majority Banks within 60 days;

                  (k) Swank shall default in the payment when due of any obligations under the IBJ Schroder Credit Agreement (whether at stated maturity, mandatory prepayment, by acceleration or otherwise); or

                  (l) Without limiting the foregoing provisions of this Section 10, any "Event of Default" (as defined in the IBJ Schroder Credit Agreement) referred to in Sections 10.6 through 10.17 thereof
         (inclusive) shall occur and be continuing; or IBJ Schroder shall terminate its "Commitment" (as defined in the IBJ Schroder Credit Agreement) or shall commence the exercise of any of its rights and remedies under the IBJ Schroder Credit Agreement or any agreement providing for collateral security for the obligations of Swank and its Subsidiaries under the IBJ Schroder Credit Agreement;

THEREUPON: the Agent may (and, if directed by the Majority Banks, shall) declare the principal amount then outstanding of and the accrued interest on the Loans and all other amounts payable by Swank hereunder in respect of the Loans and under the Notes to be forthwith due and payable, whereupon such amounts shall be and become immediately due and payable, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Swank; provided that in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 10 with respect to Swank, the principal amount then outstanding of and the accrued interest on the Loans and all other amounts payable by Swank hereunder in respect of the Loans and under the Notes shall be and become automatically and immediately due and payable, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Swank.


                  Section 11.  The AgentThe Agent.

                  11.01 Appointment, Powers and ImmunitiesAppointment, Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Agent (subject to Section 11.08 hereof) to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms hereof and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 11.05 and the first sentence of Section 11.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents):

                  (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank;

                  (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or in any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by Swank or any other Person to perform any of its obligations hereunder or thereunder;

                  (c) shall not, except to the extent expressly instructed by the Majority Banks with respect to collateral security under the Security Documents, be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document; and

                  (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct.

The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Agent and Swank may deem and treat the payee of a Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Agent, together with the consent of Swank to such assignment or transfer (to the extent required by Section 12.06 hereof).

                  11.02 Reliance by AgentReliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Majority Banks, and such instructions of the Majority Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

                  11.03 DefaultsDefaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Agent has received notice from a Bank or Swank specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Agent shall (subject to Section 11.07 hereof) take such action with respect to such Default under this Agreement and under the other Loan Documents as shall be directed by the Majority Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Banks.

                  11.04 Rights as a BankRights as a Bank. With respect to its Loans, Chase in its capacity as a Bank hereunder shall have the same rights, powers and obligations hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with Swank (and any of its Subsidiaries and affiliates) as if it were not acting as the Agent, and the Agent may accept fees and other consideration from Swank (in addition to the agency fees and arrangement fees heretofore agreed to between Swank and the Agent) for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

                  11.05 IndemnificationIndemnification. The Banks agree to indemnify the Agent (to the extent not reimbursed under Section 12.03 or 12.04 hereof but without limiting the obligations of Swank under said Sections 12.03 and 12.04), ratably in accordance with the aggregate principal amount of the Loans held by the Banks, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which Swank is obligated to pay under Sections 12.03 and 12.04 hereof and including also any payments under any indemnity which the Agent is required to issue to any bank referred to in Section 4.02 of the Security Agreement to which remittances in respect of Accounts, as defined therein, are to be made but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

                  11.06 Non-Reliance on Agent and other BanksNon-Reliance on Agent and other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Swank and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by Swank of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of Swank or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of Swank or any of its Subsidiaries or affiliates which may come into the possession of the Agent or any of its affiliates.

                  11.07 Failure to ActFailure to Act. Except for action expressly required of the Agent hereunder and the other Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under Section
11.05 hereof against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

                  11.08 Resignation or Removal of AgentResignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and Swank, and the Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a bank which has an office in New York, New York with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring or removed Agent shall be discharged from its duties and obligations hereunder. After the retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

                  11.09 Consents under Loan DocumentsConsents under Loan Documents. The Agent may, with the prior consent of the Majority Banks (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents, provided that, without the prior consent of each Bank, the Agent shall not (except as provided herein or in the Security Documents) release any collateral or otherwise terminate any Lien under any Loan Document providing for collateral security, or agree to additional obligations being secured by such collateral security, except that no such consent shall be required, and the Agent is hereby authorized, to release any Lien covering Property which is the subject of a disposition of Property permitted hereunder or to which the Majority Banks have consented.

                  11.10 Agency FeeAgency Fee. Until the payment in full of the principal of and interest on the Loans and all other amounts payable by Swank hereunder, Swank will pay to the Agent an agency fee of $25,000 per annum, such fee to be paid annually in advance on the Effective Date and on each anniversary thereof, and (once paid) to be nonrefundable.


                  Section 12.  MiscellaneousMiscellaneous.

                  12.01 WaiversWaivers. No failure on the part of the Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                  12.02 NoticesNotices. All notices and other communications provided for herein and under the Security Documents (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereto; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier during normal business hours on any Business Day, or otherwise on the next succeeding Business Day, or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                  12.03 Expenses, Etc.Expenses, Etc. Swank agrees to pay or reimburse each of the Banks and the Agent for paying: (a) the reasonable fees and expenses of local counsel retained in Connecticut and Massachusetts in connection with the Mortgages, of special New York counsel to Chase, Milbank, Tweed, Hadley & McCloy and of counsel for Fleet National Bank, in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and (ii) any modification, supplement or waiver of any of the terms of this Agreement or any of the other Loan Documents; (b) all reasonable costs and expense of the Banks and the Agent (including, without limitation, reasonable counsels' fees) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or "work-out" (whether or not consummated), of the obligations of the Obligors hereunder and (ii) the enforcement of this Section 12.03; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Loan Document or any other document referred to therein.

                  12.04 IndemnificationIndemnification. Swank shall, to the fullest extent permitted by applicable law, indemnify the Agent and each Bank and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Agent to any Bank, whether or not the Agent or any Bank is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the Loans hereunder or any actual or proposed use by Swank or any of its Subsidiaries of the proceeds of any of the Loans hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

                  12.05 Amendments, Etc.Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by Swank and the Majority Banks, or by Swank and the Agent acting with the consent of the Majority Banks, and any provision of this Agreement may be waived by the Majority Banks or by the Agent acting with the consent of the Majority Banks; provided that: (a) no modification, supplement or waiver shall, unless by an instrument signed by all of the Banks or by the Agent acting with the consent of all of the Banks: (i) extend the date fixed for the payment of principal of or interest on any Loan or any fee hereunder, (ii) reduce the amount of any such payment of principal, (iii) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (iv) alter the rights or obligations of Swank to prepay Loans, (v) alter the manner in which payments or prepayments of principal, interest or other amounts hereunder shall be applied as between the Banks, (vi) alter the terms of this Section 12.05, (vii) modify the definition of the term "Majority Banks" or modify in any other manner the number or percentage of the Banks required to make any determinations or waive any rights hereunder or to modify any provision hereof, or (viii) waive any of the conditions precedent set forth in Section 7 hereof; and (b) any modification or supplement of Section 11 hereof, or of any of the rights or duties of the Agent hereunder, shall require the consent of the Agent.

                  12.06 Successors and Assigns; Assignments and Participations Successors and Assigns; Assignments and Participations.

                  (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  (b) Swank may not assign its rights or obligations hereunder or under the Notes without the prior written consent of all of the Banks and the Agent.

                  (c) Either Bank may assign its Loan and Note at any time in whole (but not in part), provided that if any Bank (the "Offering Bank") proposes to assign its Loan and Note it shall first offer to assign the same to the other Bank (the "Offeree Bank") specifying the proposed purchase price therefor (as a percentage of par, plus accrued interest, and taking into account any incentive or other fees to be paid or transferred in connection therewith). If on or before the date 10 Business Days after receipt by the Offeree Bank of such offer the Offeree Bank shall not have accepted such offer (or, if the Offeree Bank shall have accepted such offer but shall not have taken and paid for such assignment within 10 Business Days of such acceptance), the Offering Bank shall be entitled during the period of 30 Business Days thereafter to assign its Loan and Note to any other Person for a purchase price not lower than the purchase price offered to the Offeree Bank. In the event that the Offering Bank shall not have assigned (and been paid for) its Loan and Note within such 30 Business Day period, the Offering Bank shall not be entitled thereafter to assign its Loan and Note without again complying with the foregoing provisions of this paragraph (c). Any assignee of the Loan and Note of either Bank hereunder shall be bound by the provisions of this paragraph (c) with respect to any future assignments by it.

                  Any assignment under this paragraph (c) shall be effected pursuant to an Assignment and Assumption in the form of Exhibit J hereto. Upon execution and delivery by the assignor and the assignee to Swank, the Agent and Chase of such Assignment and Assumption, and upon consent thereto by Swank, the Agent and Chase to the extent required above, the assignee shall have (unless otherwise consented to by Swank, the Agent and Chase), the obligations, rights and benefits of a Bank hereunder holding the Loan and Note assigned to (in addition to the Loan, if any, theretofore held by such assignee). Upon each such assignment the assigning Bank shall pay the Agent an assignment fee of $3,000.

                  (d) A Bank may sell or agree to sell to one or more other Persons (each a "Participant") a participation in all or any part of any Loans held by it, provided that such Participant shall not have any rights or obligations under this Agreement or any Note or any other Loan Document (the Participant's rights against such Bank in respect of such participation to be those set forth in the agreements executed by such Bank in favor of the Participant). All amounts payable by Swank to any Bank under Section 6 hereof in respect of Loans held by it, shall be determined as if such Bank had not sold or agreed to sell any participations in such Loans, and as if such Bank were funding each such Loan in the same way that it is funding the portion of such Loan in which no participations have been sold. In no event shall a Bank that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Loan Document except that such Bank may agree with the Participant that it will not, without the consent of the Participant, agree to (i) extend the date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fee hereunder payable to the Participant, (ii) reduce the amount of any such payment of principal or (iii) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee.

                  (e) In addition to the assignments and participations permitted under the foregoing provisions of this Section 11.06, any Bank may (without notice to Swank, the Agent or any other Bank and without payment of any fee) (i) assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank and (ii) assign all or any portion of its rights under this Agreement and its Loans and its Note to an affiliate. No such assignment shall release the assigning Bank from its obligations hereunder.

                  (f) A Bank may furnish any information concerning Swank or any of its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 12.12(b) hereof.

                  (g) Anything in this Section 12.06 to the contrary notwithstanding, no Bank may assign or participate any interest in any Loan held by it hereunder to Swank or any of its affiliates or Subsidiaries without the prior consent of each Bank.

                  12.07 SurvivalSurvival. The obligations of Swank under Sections 6, 12.03 and 12.04 hereof shall survive the repayment of the Loans. In addition, each representation and warranty made, or deemed to be made by Swank herein or pursuant hereto shall survive the making of such representation and warranty, and no Bank shall be deemed to have waived, by reason of this Agreement becoming effective, any Default which may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Bank or the Agent may have had notice or knowledge (other than as disclosed in the schedules and annexes attached hereto and to the other Loan Documents) or reason to believe that such representation or warranty was false or misleading at the time of such effectiveness.

                  12.08   CaptionsCaptions.   Captions   and  section   headings
appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  12.09 CounterpartsCounterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  12.10 Governing LawGoverning Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York.

                  12.11 Waiver of Jury TrialWaiver of Jury Trial. EACH OF SWANK, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  12.12 Treatment of Certain Information; Confidentiality Treatment of Certain Information;Confidentiality.

                  (a) Swank acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to Swank or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Bank or by one or more subsidiaries or affiliates of such Bank and Swank hereby authorizes each Bank to share any information delivered to such Bank by Swank and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) below as if it were a Bank hereunder. Such authorization shall survive the repayment of the Loans.

                  (b) Each Bank and the Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by Swank pursuant to this Agreement that is identified by Swank as being confidential at the time the same is delivered to the Banks or the Agent, provided that nothing herein shall limit the disclosure of any such information (i) after such information shall have become public (other than through a violation of this Section 12.12), (ii) to the extent required by statute, rule, regulation or judicial process, (iii) to counsel for any of the Banks or the Agent, (iv) to bank examiners (or any other regulatory authority having jurisdiction over any Bank or the Agent), or to auditors or accountants, (v) to the Agent or any other Bank (or to Chase Securities, Inc.),
(vi) in connection with any litigation to which any one or more of the Banks or the Agent is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (vii) to a subsidiary or affiliate of such Bank as provided in paragraph (a) above or (viii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Bank a Confidentiality Agreement substantially in the form of Exhibit K hereto (or first executes and delivers to such Bank an acknowledgement to the effect that it is bound by the provisions of this Section 12.12(b)); provided, further, that in no event shall any Bank or the Agent be obligated or required to return any materials furnished by Swank. The obligations of any assignee that has executed a Confidentiality Agreement in the form of Exhibit K hereto shall be superseded by this Section 12.12 upon the date upon which such assignee becomes a Bank hereunder pursuant to Section 12.06(c) hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Credit Agreement to be duly executed and delivered as of the day and year first above written.


                                    SWANK, INC.


                                    By___________________________
  Title:

                                     Address for Notices:

                                     90 Park Avenue
                                     New York, New York  10016

                                     Telecopy No.:  (212) 867-0203

                                     Attention:  John Tulin


                                     With a copy to:

                                     Parker Chapin Flattau & Klimpl, LLP
                                     1211 Avenue of the Americas
                                     New York, New York  10036

                                     Attention: William D. Freedman, Esq.

                                                     BANKS:

Loans                   THE CHASE MANHATTAN BANK
$2,000,000              (NATIONAL ASSOCIATION)

                        By_______________________________
                                     Title:

                        Address for Notices:

                        1411 Broadway, Fifth Floor
                        New York, New York 10018

                        Telecopy No.:  212-391-7117
                        Attention:  Tracy Van Riper



Loans                   FLEET NATIONAL BANK
$2,000,000

                        By_______________________________
  Title:


                        By_______________________________
  Title:


                        Address for Notices:
                        Fleet National Bank
                        111 Westminster Street
                        Providence, Rhode Island 02903-2305

                        Telecopy No.:  (401) 751-1274

                        Attention:  Robert T.P. Storer

                        THE CHASE MANHATTAN BANK
                       (NATIONAL ASSOCIATION),
                        as Agent


                        By_______________________________
                                     Title:

                        Address for Notices to
                        Chase as Agent:

                        The Chase Manhattan Bank
                       (National Association)
                        c/o Chemical Bank
                        Agent Bank Services
                        140 East 48th Street
                        29th Floor
                        New York, New York  10017

                        Telecopy No.:  212-622-0122